Exhibit 99.1


                                                             news release

                                                                  Contact:
                                                              Brigid Smith
                                                              203.614.5042
                                                            bsmith@czn.com
For Immediate Release

                Frontier to Provide Citywide WI-FI Access to its
                          Burnsville, Minnesota Market

Stamford, Conn., November 8, 2006 - Citizens Communications Company today announced that it has reached agreement with the Burnsville City Council to deploy its Frontier Mobile wireless broadband data service throughout the city. Burnsville joins Cookeville, Tenn.; Carlinville, Ill.; the City and County of Elko, Nev.; and the State University of New York in Orange County as customers of Frontier Mobile's wireless broadband network.

This new wireless data offering is a valuable addition to Frontier Communications' existing suite of voice, video, and High-Speed Internet products and services, all fully integrated on a single bill. Citywide wireless broadband access with Frontier Mobile will allow Burnsville residents, businesses and visitors to have Internet access at home, in the office and on the go.

The company's agreement with Burnsville, as with its other agreements mentioned previously, allows for scaleable, cost-efficient additions designed to expand network coverage as needed. The Burnsville Council, led by Mayor Elizabeth Kautz, approved granting Frontier access to rights-of-way and city facilities on which to locate equipment. The use of city-owned infrastructure for networks helps to ensure maximum coverage within the City.

Burnsville is a fully developed third-ring suburb located south of the Twin Cities of Minneapolis and St. Paul. With a population of more than 60,000, it is the second largest city in Dakota County. The south metro area is considered one of the Twin Cities' fastest growth areas, boosted by ready access to business centers, tourist attractions and the Minneapolis-St. Paul International Airport.

"Burnsville is home to Frontier Communications' Central Region and was recently selected as one of the company's core call centers, so we are especially proud to bring Frontier Mobile service to the community," says John Lass, Senior Vice President and General Manager for the Central Region. Mr. Lass emphasized that "Frontier's strong relationships with the City of Burnsville were critical to Frontier Mobile's wireless broadband service being selected for deployment in the city."

                                     -More-

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According to Mayor Kautz, "Our  relationship  with Frontier  Communications is a
first  step  in  achieving   our  goal  to  be   competitive   globally  on  the
telecommunications front; it will also meet our goal to make available to our citizens a broadband Internet choice that is affordable for them. We are delighted with our partnership with Frontier Communications and look forward to a very successful relationship."

"Frontier's focus has been, and continues to be, small and medium-sized communities experiencing strong growth. Burnsville, like our other markets, offers an outstanding quality of life, educational opportunity, and a locally based Frontier workforce. We think that increased broadband Internet choices will only enhance Burnsville's draw," says Maggie Wilderotter, Chairman and CEO of Citizens Communications Company, the parent company of Frontier Communications.

"Everyone benefits from enhanced wireless broadband access," adds Ms. Wilderotter. "The communities we serve remain at the top of the technology curve, and greater mobility makes it easy for residents, visitors and commuters to stay in touch with family, friends and business associates." Citywide passes will allow Frontier Mobile customers to enjoy one-stop wireless access within the network area in one, two or seven-day increments. Existing Frontier customers may simply add the wireless service to their current Frontier products and services to take advantage of this latest offering.

About Frontier

Frontier is part of Citizens Communications Company (NYSE: CZN), a full-service communications provider and one of the largest local exchange telephone companies in the country. Frontier offers telephone, television and Internet services, as well as wireless broadband data networks, bundled offerings, ESPN360 streaming video, residential security solutions and specialized bundles for small businesses and home offices. Additional information about Frontier's products and services is available at www.frontier.myway.com. For more information about Citizens Communications, visit www.czn.net.

This document contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. These and all forward-looking statements (including oral representations) are only predictions or statements of current plans that are constantly under review by the company. All forward-looking statements may differ from actual results. The foregoing information should be read in conjunction with the company's filings with the U.S. Securities and Exchange Commission including, but not limited to, reports on Forms 10-K and 10-Q. The company does not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.

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